CONSUMER PRODUCTS

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

Smithfield Foods, Inc.*†

27,833 $

804,930

Dean Foods Co.

29,345

758,862

Procter & Gamble Co.

88,135 $

6,470,872

Hansen Natural Corp.*†

15,909

704,610

Altria Group, Inc.

73,069

5,522,555

Corn Products International,

Coca-Cola Co.

84,185

5,166,433

Inc.

16,382

________

602,038

PepsiCo, Inc.

62,492

4,743,143

Total Common Stocks

Unilever NV†

99,430

3,625,218

(Cost $81,117,747)

________

87,669,196

Diageo PLC — SP ADR

35,910

3,082,155

Face

Kraft Foods, Inc. — Class A

90,507

2,953,243

Amount

Colgate-Palmolive Co.†

35,232

2,746,687

REPURCHASE AGREEMENTS 0.3%

Archer-Daniels-Midland Co.

58,335

2,708,494

Anheuser-Busch Cos., Inc.

50,786

2,658,139

Collateralized by U.S. Treasury

Kimberly-Clark Corp.

32,830

2,276,432

Obligations

Cadbury Schweppes PLC — SP

Lehman Brothers Holdings, Inc.

ADR

43,506

2,147,891

issued 12/31/07 at 1.00% due

Reynolds American, Inc.†

29,000

1,912,840

01/02/08

$

316,842

316,842

Kellogg Co.†

35,639

1,868,553

________

Avon Products, Inc.†

45,211

1,787,191

Total Repurchase Agreements

General Mills, Inc.

31,330

1,785,810

(Cost $316,842)

________

316,842

Sysco Corp.

55,903

1,744,733

SECURITIES LENDING COLLATERAL 10.0%

Kroger Co.

64,817

1,731,262

Investment in Securities Lending Short

Bunge, Ltd.†

14,200

1,653,022

Term

Safeway, Inc.

48,307

1,652,582

Investment Portfolio Held

H.J. Heinz Co.

35,055

1,636,367

by U.S. Bank

8,789,200

________

8,789,200

Campbell Soup Co.†

43,480

1,553,540

Total Securities Lending Collateral

Coca-Cola Enterprises, Inc.†

59,218

1,541,445

(Cost $8,789,200)

______

8,789,200

Sara Lee Corp.

88,079

1,414,549

Total Investments 109.8%

WM Wrigley Jr Co.†

24,153

1,414,158

(Cost $90,223,789)

$

________

96,775,238

ConAgra Foods, Inc.

58,723

1,397,020

UST, Inc.†

24,126

1,322,105

Liabilities in Excess of Other

Loews Corp. - Carolina Group

15,192

1,295,878

Assets – (9.8)%

$

________

(8,662,948)

Clorox Co.

19,816

1,291,409

Net Assets – 100.0%

$

88,112,290

Pepsi Bottling Group, Inc.†

31,558

1,245,279

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at December 31, 2007.

SUPERVALU, Inc.

32,494

1,219,175

Molson Coors Brewing Co. —

ADR - American Depository Receipt

Class B

21,325

1,100,796

Hormel Foods Corp.

25,700

1,040,336

Energizer Holdings, Inc.*

9,175

1,028,793

Hershey Co.

25,406

1,000,996

Estee Lauder Cos., Inc. —

Class A

21,542

939,447

Brown-Forman Corp. — Class

B†

12,583

932,526

McCormick & Co., Inc.†

24,111

914,048

Whole Foods Market, Inc.†

21,569

880,015

PepsiAmericas, Inc.

26,330

877,316

Constellation Brands, Inc. —

Class A*†

36,377

859,952

Church & Dwight Co., Inc.†

15,712

849,548

Tyson Foods, Inc. — Class A†

52,629

806,803